Exhibit 99.2

Esperion Announces Pricing of Public Offering of Common Stock

October 7, 2025

ANN ARBOR, Mich., October 7, 2025 (GLOBE NEWSWIRE) – Esperion Therapeutics, Inc. (“Esperion”) (Nasdaq: ESPR), a commercial stage biopharmaceutical company that focuses on developing and commercializing accessible, oral, once-daily, non-statin medicines for patients struggling with elevated low-density lipoprotein cholesterol (LDL-C), today announced the pricing of an underwritten public offering of 30,000,000 shares of its common stock at a public offering price of $2.50 per share. In addition, Esperion has granted the underwriters a 30-day option to purchase up to an additional 4,500,000 shares of its common stock. The gross proceeds to Esperion from the offering, before deducting underwriting discounts and commissions and offering expenses, are expected to be approximately $75.0 million, excluding any exercise of the underwriters’ option to purchase additional shares. All of the shares of common stock in the offering are to be sold by Esperion. The offering is expected to close on or about October 9, 2025, subject to satisfaction of customary closing conditions.

Piper Sandler & Co. and Cantor Fitzgerald & Co. are acting as joint book-running managers for the offering. Citizens JMP Securities, LLC, H.C. Wainwright & Co., LLC and Needham & Company, LLC are acting as co-managers for the offering.

The shares of common stock are being offered by Esperion pursuant to an effective shelf registration statement that was previously filed with the U.S. Securities and Exchange Commission (SEC) on April 18, 2025 and declared effective by the SEC on April 29, 2025 (File No. 333-286631). The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering was filed with the SEC and is available on the SEC’s website at www.sec.gov.

When available, copies of the final prospectus supplement relating to and describing the final terms of the offering may also be obtained from Piper Sandler & Co., Attention: Prospectus Department, 350 North 5th Street, Suite 1000, Minneapolis, Minnesota 55401 or by email at prospectus@psc.com; or Cantor Fitzgerald & Co., Attention: Equity Capital Markets, 110 East 59th Street, 6th Floor, New York, New York 10022, or by email at prospectus@cantor.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Esperion Therapeutics

Esperion is a commercial stage biopharmaceutical company focused on bringing new medicines to market that address unmet needs of patients and healthcare professionals. Esperion developed and is commercializing the only U.S. Food and Drug Administration (FDA) approved oral, once-daily, non-statin medicines for patients who are at risk for cardiovascular disease and are struggling with elevated low density lipoprotein cholesterol (LDL-C). These medications are supported by the nearly 14,000 patient CLEAR Cardiovascular Outcomes Trial. Esperion continues to build on its success with its next generation program which is focused on developing ATP citrate lyase inhibitors (ACLYi). New insights into the structure and function of ACLYi fully enables rational drug design and the opportunity to develop highly potent and specific inhibitors with allosteric mechanisms.

Esperion continues to evolve into a leading global biopharmaceutical company through commercial execution, international partnerships and collaborations and advancement of its pre-clinical pipeline.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation implied and express statements about Esperion’s beliefs and expectations regarding: the timing and closing of the public offering. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “suggest,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any express or implied statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are based on management’s current expectations and beliefs and involve risks, uncertainties and other factors that may cause actual events or results to differ materially from those projected, including, without limitation, fluctuations in Esperion’s stock price, changes in market conditions, and satisfaction of customary closing conditions related to the offering. These and other risks and uncertainties are described in greater detail in Esperion’s filings with the SEC, including in its Annual Report on Form 10-K for the year ended December 31, 2024 and in its subsequent filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Esperion disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by law. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Esperion Contact Information:

Investors:
Alina Venezia
investorrelations@esperion.com
(734) 887-3903

Media:
Tiffany Aldrich
corporateteam@esperion.com
(616) 443-8438